Exhibit 1.01

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Corporation
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

FOR IMMEDIATE RELEASE

CDC Corporation to Hold Fourth Quarter and Year End 2009 Earnings

Call on March 09, 2010 at 8:30 AM EST

HONG KONG, ATLANTA, February 22, 2010—CDC Corporation (NASDAQ: CHINA) will hold a conference call to discuss the company’s fourth quarter and year ended Dec. 31, 2009 earnings and operating results on Tuesday, March 09, 2010, at 8:30 A.M. EST. An earnings release will precede the call, posting to the wires after the market closes on Monday, March 08, 2010.

•	To listen, call the access number a few minutes before the scheduled start time of the call.

•	Date: Tuesday, March 09, 2010

•	Time: 8:30 A.M. EST

USA and Canada Toll Free Number (888) 603-6873

Int’l/Local Dial-In #: (973) 582-2706

The conference ID number is # 58741443 and the call leader is Mr. Monish Bahl.

Webcast Link: Investors are invited to listen to a live webcast of the conference call which can be accessed through the investor section of the CDC Corporation website at www.cdccorporation.net. The call can also be accessed through www.streetevents.com. To listen to the call, please go to the website at least 15 minutes prior to the call and download any necessary audio software.

For those unable to call in, a digital instant replay will be available after the call until March 16, 2010. Conference ID: # 58741443

Encore Dial In #: (800) 642-1687

Encore Dial In #: (706) 645-9291

About CDC Corporation

The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, outsourced application development and IT staffing, CDC Games focused on online games, and China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.